EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Amended and Restated Stock Option Plan and the Amended and Restated Directors’ Stock Option Plan of Pediatric Services of America, Inc. of our report dated November 21, 2003, with respect to the consolidated financial statements and schedule of Pediatric Services of America, Inc. included in the Annual Report (Form 10K) for the year ended September 30, 2003, filed with the Securities and Exchange Commission.

Atlanta, Georgia

February 9, 2004